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                                                                    EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Bristol Retail Solutions, Inc. and subsidiaries on Form S-3 of our report dated March 27, 1998, appearing in the Annual Report on Form 10-KSB of Bristol Retail Solutions, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Costa Mesa, California

April 16, 1998